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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

VCampus Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
000-21421 (Commission file Number)	54-1290319 (IRS Employer ID Number)
1850 Centennial Park Drive, Suite 200, Reston, VA 20191
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(703) 893-7800
N/A (Former name or former address, if changed since last report)

Item 5.  Other Events.

        On October 2, 2002, the Registrant issued a press release substantially as follows:

VCampus Completes $1 Million Private Placement

        RESTON, VA, October 2, 2002—VCampus Corporation (Nasdaq: VCMP), a leading provider of end-to-end, web-based e-Learning solutions, today announced that effective September 30, 2002 it completed a $1 million private equity placement through an offering of preferred stock and warrants.

        The private placement was comprised of the sale of a new series of preferred stock and warrants to purchase common stock to a total of four accredited investors. VCampus sold a total of 46,400 preferred shares at $21.96 per share for a total placement amount of $1,018,944. Each preferred share is initially convertible into 10 shares of common stock. The placement also included warrants to purchase 116,000 shares of common stock at $2.42 per share. Pursuant to existing antidilution rights, the conversion price of the Series F, F-1 and F-2 preferred stock of VCampus automatically adjusted from $3.50 to $2.196. VCampus agreed to register the resale of shares of its common stock issuable to the investors upon conversion of the preferred stock and exercise of the warrants issued in the private placement.

        The securities sold in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About VCampus

        VCampus® Corporation (Nasdaq: VCMP) is a leading provider of end-to-end e-Learning solutions. The company develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus' e-Learning solutions are designed to help clients deliver higher education programs to adult students; improve the performance of their distribution channels and suppliers; measure and develop their employees' knowledge, skills and abilities; and increase their customers' satisfaction and loyalty. VCampus distributes a courseware library of more than 5,200 web-based courses and has delivered more than 2.5 million courses to over 700,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus web site at www.vcampus.com. "VCampus" is a registered trademark of VCampus Corporation.

        This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) growing competition; and (4) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of ``Risk Factors" in our Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002, and other SEC filings.

Item 7.  Financial Statements And Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
10.76	Certificate of Designations for the Series G Preferred Stock filed with the Delaware Secretary of State on September 27, 2002.
10.77	Form of Securities Purchase Agreement dated September 30, 2002 between the Registrant and the purchasers of Series G Preferred Stock.
10.78	Form of Registration Rights Agreement dated September 30, 2002 between the Registrant and the purchasers of Series G Preferred Stock.
10.79	Form of Warrant issued on September 30, 2002 to the purchasers of Series G Preferred Stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION
Date: October 2, 2002	/s/ Christopher L. Nelson Christopher L. Nelson Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements And Exhibits.
SIGNATURES